Exhibit 10.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $10,443,223.00	Issue Date: December 15, 2023

AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

WHEREAS, Borrower and Holder entered into that certain Senior Secured Convertible Promissory Note with an original issue date of September 16, 2022 (the “Original Note”); and

WHEREAS, the parties desire to amend and restate the Original Note as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, the parties hereby agree as follows:

FOR VALUE RECEIVED, TREES CORPORATION, a Colorado corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of TCM Tactical Opportunities Fund II LP, or its registered assigns (the “Holder”) the principal sum of $10,443,223.00 (TEN MILLION FOUR HUNDRED AND FOURTY THREE THOUSAND TWO HUNDRED AND TWENTY THREE DOLLARS WITH NO 0/100) (the

“Principal Amount”), together with interest at the rate of twelve percent (12%) per annum on the aggregate unconverted and then outstanding Principal Amount of this Note (“Interest”), at maturity or upon acceleration or otherwise, and as set forth herein (this “Note”).

This Note is one of a series of Notes issued pursuant to that certain Securities Purchase Agreement dated September 15, 2022, as amended, entered into by the Borrower and the Holder (the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

The maturity date of this Note shall be on September 15, 2026 (the “Maturity Date”), and is the date upon which the Principal Amount, as well as all accrued and unpaid interest and other fees, shall be due and payable.

Except for the PIK Interest (as defined in Article III), and the Original Interest (as defined below), Interest on the outstanding Principal Amount shall be paid quarterly in arrears, starting on March 15, 2024, as set forth in Schedule A.

The parties expressly agree and acknowledge that as of the Issue Date there is outstanding interest under the Original Note, comprising (i) Interest Due September 15, 2023, (ii) Interest Due December 15, 2023, (iii) Original Deferred Interest, all as set forth in Schedule A (in the aggregate “Original Interest”). Original Interest shall be deemed Interest under this Note and shall be deferred and paid by Borrower in eight quarters in arrears, starting on December 15, 2024, all as set forth in Schedule A. Further to the foregoing, the parties expressly agree and acknowledge that Original Interest is subject to interest at a rate of 1% per annum from the Issue Date until the Maturity Date, payable at the Maturity Date, all as set forth in Schedule A.

Any amount of Principal Amount or Interest which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”).

The Borrower shall have the right to prepay all or any portion of this Note. The following procedure shall apply in connection with any such prepayment. The Borrower shall first provide notice of its intention to prepay all or any portion of this Note (“Prepayment Notice”). Within two (2) business days following delivery of the Prepayment Notice, the Borrower shall provide the “Requisite Information” as set forth in Exhibit B annexed hereto. The Holder may elect to exercise its conversion right (as set forth in Article II below) within five (5) business days following the delivery of the Requisite Information. In the event the Holder does not so exercise within such time period, the Borrower may proceed with the prepayment as specified in the Prepayment Notice.

All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

The following additional terms shall also apply to this Note:

ARTICLE I

SENIORITY

1.1 Seniority. This Note shall rank senior in right of payment to all other “Borrower Debt” as further set forth in that certain Security Agreement between the Borrower and the Holders dated September 16, 2022, as amended (the “Security Agreement”). “Borrower Debt” means any indebtedness now or during the term hereof for borrowed money of any kind whether evidenced by notes, debentures, bonds or similar instruments, and any guaranty of any of the foregoing, excluding (i) any other Notes issued in the Offering pursuant to the Purchase Agreement, (ii) accounts payable and trade debt and/or related cost, expenditures or payments incurred in the day- to-day operations of the business of the Borrower, (iii) operating, real estate and/or capex or similar leases, (iv) royalties existing as of the date hereof or ordinary course of business operating licenses and (vi) any other indebtedness for borrowed money incurred upon the written consent of the Holders of more than sixty-six percent (66%) of the then aggregate outstanding Principal Amount of the Notes and the Lead Investor. Notwithstanding the above, the Borrower shall not make any interest payments with respect to Borrower Debt that is junior to the Purchaser’s right of payment hereunder without Purchaser’s prior written consent.

1.2 Borrower Covenant. Borrower agrees that so long as any of the obligations evidenced hereby remain outstanding it will not become obligated or a guarantor with respect to any Borrower Debt that is not, by its terms, junior in right of payment to the obligations hereunder; provided however that nothing herein shall prohibit the Borrower from repaying or refinancing any or all of its Current Outstanding Notes as contemplated in the Purchase Agreement, so long as Borrower receives the prior written consent of the Lead Investor.

ARTICLE II

CONVERSION RIGHT

2.1 Optional Conversion by the Holder. Holder shall have the right at any time prior to the Maturity Date, to convert up to a total of twenty-five percent (25%) of the outstanding and unpaid Principal Amount of this Note and unpaid Interest on this Note (such amount, the “Conversion Amount”) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified (“Conversion Shares”), at the Conversion Price set forth below. The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 2.3 below; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred except in accordance with Section 2.4 below.

2.2 Conversion Price, Adjustments.

(a) Conversion Price. The “Conversion Price” per share is equal to $0.50, subject to adjustment as provided below.

(b) Authorized Shares. The Borrower covenants that during the period the Conversion rights exist, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.

(c) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased such that the Holder of this Note shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower which such Holder would have owned or been entitled to receive immediately following such action had this Note been converted immediately prior to the occurrence of such event. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased such that the Holder of this Note shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower which such Holder would have owned or been entitled to receive immediately following such action had this Note been converted immediately prior to the occurrence of such event.

(d) Adjustments for Reorganization, Merger or Sale of Assets. If at any time while this Note, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in subsection (d) above), (ii) a merger or consolidation with or into another corporation in which the Borrower is not the surviving entity, or a reverse triangular merger in which the Borrower is the surviving entity but the shares of the Borrower’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Borrower’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 2.2. The foregoing provisions of this Section 2.2(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Borrower’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

2.3 Mechanics of Conversion.

(a) Surrender of Note Upon Conversion. The Holder and the Borrower shall maintain records showing the updated current unpaid and unconverted Principal Amount of the Note. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(b) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note, and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of an e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.3 and Section 2.4 (and, solely in the case of conversion of the entire unpaid Principal Amount hereof, surrender of this Note), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion in accordance with the terms hereof within fourteen (14) days.

2.4 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope satisfactory to the Borrower) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.4 and who is an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope satisfactory to the Borrower, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.5 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

ARTICLE III

SPECIAL PROVISIONS CONCERNING CERTAIN PORTION OF NOTES

3.1 Portion of Notes Subject to Special Provisions. In addition to the conversion rights set forth in Article II of this Note, twenty-five percent (25%) of the Principal Amount (“Tranche B Principal”) shall be subject to the following special provisions:

(a) Payment of Principal. At any time prior to the Maturity Date, upon the occurrence of a Trigger Event (as defined below), Tranche B Principal, or a portion thereof as set forth in Section (c) below, shall become immediately mandatorily convertible at the Conversion Price, in one event or a series of events as set forth in Section (c) below.

(b) Interest on Tranche B Principal. Tranche B principal shall accrue interest at the rate of twelve percent (12%) per annum on the aggregate unconverted and then outstanding Tranche B Principal (the “PIK Interest”).

(c) Payment of Interest. Upon the first to occur of either (i) the Maturity Date, or (ii) a Trigger Event, PIK Interest on the applicable amount of Tranche B Principal shall be immediately due and payable, and at the Borrower’s option, communicated in writing to the Holder shall be: (i) paid in cash by Borrower on that date, or (ii) converted along with the Tranche B Principal amount being converted.

(d) Trigger Event. The following trigger events shall apply to the Tranche B Principal (each a “Trigger Event”):

First Trigger Event: The first 50% of Tranche B Principal (i.e., $1,687,000) shall convert to Common Stock upon the occurrence of the following two events:

A.	Common Stock has a closing price equal to or greater than $0.50 per share for five (5) consecutive trading days as reported on the OTCQB Market; and

B.	The aggregate dollar amount of the Common Stock traded, starting on the first day of the five (5) day span referred above and for up to ninety day thereafter (“Trading Value”) is equal to or greater than $1,687,500.

For purposes of calculating Trading Value for the First Trigger Event, once condition A above has been satisfied, the Trading Value shall commence accruing from, and be calculated beginning on, the first day of the five consecutive-day trading period and continuing thereafter for up to ninety days.

Second Trigger Event: The remaining 50% of Tranche B Principal (i.e., $1,687,500) shall convert to Common Stock upon the occurrence of the following three events:

A.	Common Stock has a closing price equal to or greater than $0.50 per share for five (5) consecutive trading days as reported on the OTCQB Market;

B.	The aggregate Trading Value is equal to or greater than $1,687,000; and

C.	The Common Stock converted upon the occurrence of the First Trigger Event has been registered with the SEC, by filing a registration statement on Form S-1 or otherwise.

In the case of the Second Trigger Event, condition C must first be satisfied; thereafter at any time, conditions A and B may be satisfied. For purposes of calculating Trading Value for the Second Trigger Event, once condition A above has been satisfied, the Trading Value shall commence accruing from, and be calculated beginning on, the first day of the five consecutive-day trading period and continuing for up to ninety days thereafter.

(e) Notice of Trigger Event. Borrower shall be obligated to give notice to Holder immediately upon occurrence of a Trigger Event, which shall in no case be later than five business days thereafter.

(f) Payable upon Maturity. Unless otherwise converted or paid in accordance with this Section 3.1, all Tranche B Principal and interest thereof shall be due and payable pursuant to the terms of this Note, and in any case no later than the Maturity Date.

(g) Mechanics of Conversion. Any conversions contemplated in Section 3.1 above shall be governed by Article II, as applicable.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

4.1 Events of Default. The occurrence of any of the following events of default shall each be an “Event of Default”:

(a) Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or Interest when due under this Note, whether at the Maturity Date, upon acceleration, or otherwise, and such failure continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder.

(b) Breach of Covenants. The Borrower breaches any covenant or other term or condition contained in this Note or in any other document entered into between the Holder and Borrower in any material respect, and, except for the obligation to give notice pursuant to Article III, Section (d) above which shall not be subject to any cure period, such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder.

(c) Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, provided that Holder shall provide Borrower with five (5) days advance notice that Holder intends to declare that such representation or warranty was breached by the Borrower.

(d) Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(e) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, which proceedings are not dismissed within ninety (90) days after institution.

(f) Liquidation. The Borrower commences any dissolution, liquidation or winding up of Borrower.

4.2 Remedies. If an Event of Default shall occur, then the Holder, provided it receives the consent of the Lead Investor (except in connection with an Event of Default resulting from Borrower’s failure to pay the Principal Amount hereof or interest thereon at the Maturity Date for which no consent is required), by written notice to the Borrower, may (i) declare the obligations due hereunder to be immediately due and payable, whereupon the sum of (x) the outstanding Principal Amount of this Note and (y) the interest and other amounts outstanding hereunder shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder. Any payment pursuant to this Section 3.2 shall be applied first to the Interest owed under this Note, second, to any other obligations (other than principal) owed hereunder and lastly to the principal balance of this Note.

ARTICLE IV

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.

5.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been given (i) upon receipt, when delivered personally or via email to the email address designated below; (ii) three days after being sent by U.S. certified mail, return receipt requested; or (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Borrower, to:

TREES Corporation

215 Union Boulevard, Suite 415

Lakewood, CO 80228

Attention: David R. Fishkin, General Counsel

dfishkin@treescann.com

If to the Holder, to:

The address furnished by the Holder to the Borrower in accordance with the Purchase Agreement

5.3 Amendments. Except for the Borrower’s obligations to repay the outstanding Principal Amount and any accrued and unpaid interest, the terms of the Notes (and this Note), including the Maturity Date and the interest rate, may be modified with the written consent of the Borrower and the Holders of more than sixty-six percent (66%) of the then aggregate outstanding Principal Amount of the Notes and the Lead Investor.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note may not be transferred unless the Holder delivers to the Borrower a written opinion of legal counsel or otherwise satisfies the Borrower with respect to the compliance of such transfer with applicable securities laws and the transferee agrees to be bound by all of the provisions of this Note. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act).

5.5 Costs and Expenses. Borrower shall pay Holder’s reasonable expenses in connection with the transactions contemplated hereunder. After the occurrence of an Event of Default, Borrower agrees to pay Holder for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Holder in connection with the enforcement of this Note.

5.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflict of laws thereof.

5.7 Exclusive Jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in Denver County, State of Colorado (the “Colorado Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Colorado Courts, or such Colorado Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

5.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

5.9 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

** signature page to follow **

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

TREES Corporation

By:	/s/ Adam Hershey
Name: Adam Hershey
Title: Interim Chief Executive Officer

SIGNATURE PAGE TO SENIOR CONVERTIBLE PROMISSORY NOTE

Schedule A

Interest Payment Schedule

Exhibit A

Interest Payment Schedule (Lead Investor)

		Original Note Interest						New Note Interest
Date	Quarter	Interest Due 9/15/2023	Interest Due 12/15/2023	Original Deferred Interest	Interest on Interest Due 9/15/2023	Interest On Interest Due 12/15/2023	Interest On Original Def. Interest	Interest	Total to be Paid per Quarter
9/15/2023	Q3 23	$-	$-	$-	$-	$-	$-	$-	$-
12/15/2023	Q4 23	-	-	-	-	-	-	-	-
3/15/2024	Q1 24	-	-	-	-	-	-	234,973	234,973
6/15/2024	Q2 24	-	-	-	-	-	-	234,973	234,973
9/15/2024	Q3 24	-	-	-	-	-	-	234,973	234,973
12/15/2024	Q4 24	39,162	29,372	62,268	-	-	-	234,973	365,774
3/15/2025	Q1 25	39,162	29,372	62,268	-	-	-	234,973	365,774
6/15/2025	Q2 25	39,162	29,372	62,268	-	-	-	234,973	365,774
9/15/2025	Q3 25	39,162	29,372	62,268	-	-	-	234,973	365,774
12/15/2025	Q4 25	39,162	29,372	62,268	-	-	-	234,973	365,774
3/15/2026	Q1 26	39,162	29,372	62,268	-	-	-	234,973	365,774
6/15/2026	Q2 26	39,162	29,372	62,268	-	-	-	234,973	365,774
9/15/2026	Q3 26	39,162	29,372	62,268	79,891	52,869	112,364	234,973	610,897
Total		$313,297	$234,973	$498,142	$79,891	$52,869	$112,364	$2,584,698	$3,876,232

EXHIBIT A

Notice of Conversion

The undersigned hereby elects to convert $___________ principal amount of the Senior Convertible Promissory Note dated as of December 15, 2023 (the “Note”) issued by TREES Corporation, a Colorado corporation (the “Borrower”), into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, according to the conditions of the Note, as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

DTC Broker:

Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________________________________

__________________________________

Date of Conversion:

Applicable Conversion Price:	$

Number of Shares of Common Stock to be Issued Pursuant to Conversion of this Note:

Amount of Principal Balance Due remaining under this Note after this conversion:	$

HOLDER: [______________]

By:
Name:
Title:
Date:

EXHIBIT B

Requisite Information

1.	Current capitalization table;
2.	Interim financial statements if not yet filed with the SEC (unaudited non-GAAP);
3.	Any term sheets or other information related to proposed acquisitions or other material transactions;
4.	Copies of any third-party valuations;
5.	Latest available projections and or budgets;
6.	Update on any litigation, government investigations or claims not otherwise reported publicly;
7.	Anything else the parties may believe to be relevant for a conversion decision.